                           AMERICAN TOWER CORPORATION
                                 ELECTION FORM

       Check one of the boxes below and provide information accordingly.

[_]A list of all of my options appears on the "Personnel Option Status" report included in this mailing. The list includes (a) those with an exercise price $20.00 or above per share (the "Eligible Options"), (b) those with an exercise price of less than $20.00 per share and not eligible for exchange, and (c) those granted since April 25, 2001 which, if they have an exercise price lower than the highest price Eligible Options you are tendering, are required to be tendered (the "Required Options").

  I wish to offer for exchange the Eligible Options listed in the table below subject to the terms and conditions of the Offer to Exchange dated September 24, 2001. Please also indicate any Required Options, if applicable. Required Options will be automatically tendered by you if we accept any of your tendered Eligible Options. I understand that if my offer is accepted I will (1) have no right, title or interest to my tendered Eligible Option(s) indicated in the table below and any Required Option(s) (whether or not indicated in the table below), and any certificates or other documentation evidencing such option grant(s) shall be void and of no further effect, and (2) receive a new option to purchase two shares of Class A common stock for every three shares of Class A common stock issuable upon the exercise of a surrendered option, as more fully explained in the Offer to Exchange. In addition, I am making the representations and acknowledgements to American Tower Corporation that are set forth on the reverse side of this Election Form.

     Option       Grant Date of          Number of Eligible         Exercise Price of
     Number      Eligible Option         Option Shares (1)           Eligible Option
  -----------------------------------------------------------------------------------

  -----------------------------------------------------------------------------------

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
  (1) If you tender an Eligible Option you must tender all the shares covered by that option; partial tenders are not permitted and will be deemed to be a tender of all the shares covered by the tendered option.

[_]I do not wish to offer for exchange any Eligible Options.

   Please complete and sign this form and return it to Ms. Aileen Torrance, by hand delivery or regular or overnight mail, at American Tower Corporation, 116 Huntington Avenue, Boston, Massachusetts 02116. Delivery by facsimile or email is not acceptable. The deadline for receipt of this election form is no later than 5:00 P.M., Eastern Standard Time, on October 26, 2001.

Date: ___________  , 2001                 _____________________________________
                                          Signature

                                          _____________________________________
                                          Name (please print)

                                          _____________________________________
                                          Social Security Number

                                          _____________________________________
                                          Telephone Number During Working
                                           Hours

To: American Tower Corporation

   Pursuant to the Offer to Exchange dated September 24, 2001 (the "Offer to Exchange"), I have tendered the Eligible Options indicated on the reverse side of this Election Form. In addition to the representations and acknowledgements by me on the reverse side of this Election Form, I hereby represent and acknowledge the following to American Tower Corporation (the "Company"):

  . Any Eligible Options tendered by me on the Election Form are tendered subject to the terms and conditions of the offer as set forth in the Offer to Exchange, a copy of which I acknowledge having received and read.

  . I have full power and authority to tender the Eligible Options indicated in my Election Form.

  . All authority conferred or agreed to be conferred in my Election Form regarding my the option(s) I have tendered shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns.

  . The Company's acceptance for exchange of options tendered pursuant to the offer will constitute a binding agreement between the Company and me, upon the terms and subject to the conditions of the Offer to Exchange.

  . If my offer to exchange Eligible Options is accepted, I acknowledge that I will have no right, title or interest to my tendered Eligible Option(s) indicated in the table on the reverse side of this Election Form and any Required Option(s) (whether or not indicated in the table) and any certificates or other documentation evidencing such option grant(s) shall be void and of no further effect.

  . If my offer to exchange Eligible Options is accepted, I acknowledge that the new option(s) I receive:

    . will constitute a right to purchase two shares of Class A common stock for every three shares of Class A common stock issuable upon the exercise of a surrendered option.

    . will not be granted until on or after the first business day that is six months and one day after the date when my tendered options are accepted for exchange and canceled by the Company.

    . will be subject to the terms and conditions of the 1997 Stock Option Plan and a new option grant agreement between the Company and me that will be forwarded to me after the grant of the new options.

  . I also acknowledge that I must be an employee of the Company or one of its subsidiaries from the date when I tender options through the date when the new options are granted and otherwise be eligible under the 1997 Stock Option Plan on the date when the new options are granted in order to receive new options. I further acknowledge that if I do not remain such an employee, I will not receive any new options or any other consideration for the options that I tender and that are accepted for exchange pursuant to the offer. If I pass away, become disabled, terminate with or without a good reason or am terminated with or without cause before the date when the new options are granted, then I will not receive anything for the options that I tender and that are accepted for exchange pursuant to the offer.

  . I recognize that as set forth in Section 6 of the Offer to Exchange, the Company may terminate or amend the offer and reject or postpone its acceptance and cancellation of any and all options tendered for exchange.

  . If my offer to exchange Eligible Options is accepted, I acknowledge that I will be ineligible to receive any new grants of options for a period of six months and one day after the expiration date of the offer.

  . I have read, understand and agree to all of the terms and conditions of the offer as set forth in the Offer to Exchange dated September 24, 2001.

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